Exhibit 10.9

REPRESENTATIVE SHARE PURCHASE LETTER

[●], 2021

To the Board of Directors of Maquia Capital Acquisition Corporation:

The undersigned, on behalf of itself and the undersigned designees or permitted assignees, hereby offers to purchase an aggregate of 200,000 shares of Class B common stock (“Shares”) of Maquia Capital Acquisition Corporation (the “Company”) for an aggregate purchase price, and total consideration, of $0.01.

The undersigned, on behalf of itself and each of its designees or permitted assignees, represents and warrants that it has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (“Securities Act”); that it is acquiring the Shares for its account for investment purposes only; that it has no present intention of selling or otherwise disposing of the Shares in violation of the securities laws of the United States; that it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act; and that it is familiar with the proposed business, management, financial condition and affairs of the Company.

The undersigned, on behalf of itself and each of the undersigned’s designees or permitted assignees, further agrees by its acceptance of the Shares (i) to waive its redemption rights (or right to participate in any tender offer) with respect to the Shares in connection with the completion of the Company’s initial acquisition, share exchange, share reconstruction and amalgamation with, purchase of all or substantially all of the assets of, entry into contractual arrangements with, or engagement in any other similar business combination with one or more businesses or entities (“Business Combination”) and (ii) to waive its rights to liquidating distributions from the trust account to be established by the Company (“Trust Account”) in connection with its proposed initial public offering (“IPO”) with respect to the Shares if the Company fails to complete its initial Business Combination within 12 months from the closing date of the IPO (or such later date as may be approved by the Company’s stockholders). The undersigned also agrees by its acceptance of the Shares, that it will not: (a) sell, transfer, assign, pledge or hypothecate the Shares until the completion of the Company’s initial Business Combination to anyone other than: (i) an underwriter or a selected dealer participating in the IPO, or (ii) an officer, partner, registered person, or affiliate of the undersigned or of any such underwriter or selected dealer, in each case in accordance with FINRA Conduct Rule 5110(e)(1), and (b) cause the Shares to be the subject of any hedging, short sale, derivative, put or call transaction, until the completion of the Company’s initial Business Combination, that would result in the effective economic disposition of the Shares, except as provided for in FINRA Rule 5110(e)(2).

Very truly yours,

KINGSWOOD CAPITAL MARKETS, DIVISION OF BENCHMARK INVESTMENTS INC.

By:
Name:
Title:

Accepted and Agreed:
MAQUIA CAPITAL ACQUISITION CORPORATION

By:
Name:
Title: